SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: April 21, 1998


                             Dycom Industries, Inc.
             (Exact name of Registrant as specified in its charter)


   Florida                          0-5423                    59-1277135
(State or other                  (Commission               (I.R.S. Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)


4440 PGA Boulevard, Suite 600, Palm Beach Gardens, Florida            33410
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (561) 627-7171

                              Exhibit Index on Page

Item 2.  Acquisition and Disposition of Assets.

                  On April 6, 1998, Dycom Industries, Inc., a Florida corporation (the "Company"), through two wholly-owned subsidiaries, Dycom Acquisition Corporation I and Dycom Acquisition Corporation II (together, the "Acquisition Subsidiaries"), acquired Installation Technicians, Inc., a Missouri corporation ("ITI"), and Cable Com Inc., a Delaware corporation ("CCI"). The transactions were consummated pursuant to (a) an Agreement and Plan of Merger, dated February 23, 1998 (the "ITI Merger Agreement"), among the Company, ITI, Dycom Acquisition Corporation I and the stockholders listed on the signature pages thereto and (b) an Agreement and Plan of Merger, dated February 23, 1998 (the "CCI Merger Agreement", together with the ITI Merger Agreement, the "Agreements"), among the Company, CCI, Dycom Acquisition Corporation II and the stockholders listed on the signature pages thereto. The Merger Agreements were amended by amendments dated as of March 30, 1998 (the "Amendments"). The ITI Merger Agreement was further amended as of April 6, 1998 ("Amendment No.2"). Copies of the Merger Agreements are included herewith as Exhibits 99(i) and 99(ii) and copies of the Amendments and Amendment No.2 are included herewith as Exhibits 99(iii) and 99(iv) and 99(v), respectively. The Agreements, the Amendments and Amendment No.2 are incorporated herein by reference. The Agreements, as so amended, are hereinafter referred to as the "Merger Agreements".

                  Pursuant to the Merger Agreements and the Certificates of Merger (as defined below), dated April 6, 1998, at the Effective Time (as defined in the Merger Agreements) Dycom Acquisition Corporation I was merged with and into ITI and Dycom Acquisition Corporation II was merged with and into CCI (the "Mergers"). As a result of the Mergers, the separate corporate existence of the Acquisition Subsidiaries ceased and the shareholders of CCI and ITI became shareholders of the Company. ITI and CCI will continue to conduct business as wholly-owned subsidiaries of the Company, operating under the names Installation Technicians, Inc. and Cable Com Inc., respectively. The Certificate of Merger for CCI and the Articles of Merger for ITI (collectively, the "Certificates of Merger") are included herewith as Exhibits 99(vi) and 99(vii), respectively, and are incorporated herein by reference.

                  Pursuant to the Merger Agreements, the Company issued 1,800,000 shares of the Company's common stock, par value $0.33 1/3 per share (the "Common Stock"), to the stockholders of ITI and CCI. The stockholders of ITI received 20 shares of Common Stock for each share of ITI common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time, representing a total of 600,000 shares of Common Stock. The stockholders of CCI received 40 shares of Common Stock for each share of CCI common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time, representing a total of 1,200,000 shares of Common Stock.

                  The foregoing description of the Mergers and the Merger Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreements, attached hereto as Exhibits 99(i) through 99(v) and incorporated by reference herein. The terms of the Mergers were determined in accordance with the Merger Agreements and were established through arm's length negotiations between the parties to such Merger Agreements.

                  Pursuant to the Merger Agreements, on April 6, 1998, the Company entered into five-year employment agreements with John J. Ekstrom ("Mr. Ekstrom") and Gerald W. Hartman ("Mr. Hartman"), included herewith as Exhibits 99(viii) and 99(ix), respectively, and incorporated herein by reference. The employment agreements provide for the continued employment of Mr. Ekstrom and Mr. Hartman as President and Chief Executive Officer of CCI and ITI, respectively. Further, the employment agreements provide that Mr. Ekstrom and Mr. Hartman will be on the Board of Directors of CCI and ITI, respectively.

                  CCI, a Lithonia, Georgia based firm, provides construction services to cable television multiple system operators throughout the United States. ITI, a Kimberling City, Missouri based firm, provides construction and engineering services to local and long distance telephone companies throughout the United States. The Company intends to use the assets acquired pursuant to the Mergers in the business in which the assets were used prior to the Mergers, subject to such changes as the Company may deem appropriate in the future.


Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of businesses acquired.                      Page

         Audited financial statements of Installation
         Technicians, Inc. for the periods ended
         December 27, 1997 and December 28, 1996.                           F-1

         Audited financial statements of Cable Com
         Inc. for the periods ended
         December 26, 1997 and December 27, 1996                           F-14

(b)      Pro forma financial information.

         Introduction to unaudited pro forma
         condensed financial statements.                                   F-28

         Unaudited pro forma combined consolidated balance
         sheet as of January 31, 1998.                                     F-29

         Unaudited pro forma combined consolidated statements
         of operations for the six months ended January 31,
         1998 and 1997.                                                    F-30

         Unaudited pro forma combined consolidated statements
         of operations for the fiscal years ended July 31, 1997,
         1996 and 1995.                                                    F-32

         Notes to unaudited pro forma condensed financial
         statements.                                                       F-35

(c)      Exhibits

         99(i) Agreement and Plan of Merger, dated as of February 23, 1998, among Dycom Industries, Inc., Dycom Acquisition Corporation I, Installation Technicians, Inc. and the stockholders listed on the signature pages attached thereto.

         99(ii) Agreement and Plan of Merger, dated as of February 23, 1998, among Dycom Industries, Inc., Dycom Acquisition Corporation II, Cable Com Inc. and the stockholders listed on the signature pages attached thereto.

         99(iii) First Amendment to Agreement and Plan of Merger, dated as of March 30, 1998, among Dycom Industries, Inc., Dycom Acquisition Corporation I, Installation Technicians, Inc. and the stockholders listed on the signature pages attached thereto.

         99(iv) First Amendment to Agreement and Plan of Merger, dated as of March 30, 1998, among Dycom Industries, Inc., Dycom Acquisition Corporation II, Cable Com Inc. and the stockholders listed on the signature pages attached thereto.

         99(v) Second Amendment to Agreement and Plan of Merger, dated as of April 6, 1998, among Dycom Industries, Inc., Dycom Acquisition Corporation I, Installation Technicians, Inc. and the stockholders listed on the signature pages attached thereto.

         99(vi)       Certificate of Merger, dated April 6, 1998, for Cable Com
                      Inc.

         99(vii) Articles of Merger, dated April 6, 1998, for Installation Technicians, Inc.

         99(viii) Employment Agreement dated April 6, 1998 between Dycom Industries, Inc., John J. Ekstrom and Cable Com Inc.

         99(ix) Employment Agreement dated April 6, 1998 between Dycom Industries, Inc., Gerald W. Hartman and Installation Technicians, Inc.

         99(x)        Press Release.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DYCOM INDUSTRIES, INC.



Date:    April 21, 1998                 By: /s/ Thomas R. Pledger
                                           ----------------------------------
                                           Name:  Thomas R. Pledger
                                           Title: Chairman and Chief Executive
                                                  Officer


                                        By: /s/ Douglas J. Betlach
                                           ----------------------------------
                                           Name:  Douglas J. Betlach
                                           Title: Vice President, Treasurer and
                                                  Chief Financial Officer

                         INSTALLATION TECHNICIANS, INC.
                               Accountants' Report
                            and Financial Statements

                                December 27, 1997
                              and December 28, 1996

                         Independent Accountants' Report


Board of Directors
Installation Technicians, Inc.
Kimberling City, Missouri


     We have audited the accompanying balance sheets of INSTALLATION TECHNICIANS, INC. as of December 27, 1997 and December 28, 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INSTALLATION TECHNICIANS, INC. as of December 27, 1997 and December 28, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Baird, Kurtz & Dobson

Springfield, Missouri
February 12, 1998, except for Note 12, as to which the date is February 23, 1998

                         INSTALLATION TECHNICIANS, INC.

                                 BALANCE SHEETS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


                                     ASSETS

                                                                1997            1996
                                                                ----            ----

CURRENT ASSETS
      Cash                                                   $  293,888     $   23,674
      Accounts receivable, less allowance
      for doubtful accounts of $12,000                        3,152,671      3,262,778
      Costs and estimated earnings in excess of billings        330,634        188,750
      Due from employees                                         64,190         45,739
      Prepaid expenses and other                                110,976         16,418
      Deposits                                                   54,945         54,340
                                                             ----------     ----------
           Total Current Assets                               4,007,304      3,591,699
                                                             ----------     ----------

CERTIFICATE OF DEPOSIT                                             --          212,017
                                                             ----------     ----------

NOTE RECEIVABLE - RELATED PARTY                                 196,690         43,447
                                                             ----------     ----------

PROPERTY AND EQUIPMENT, At Cost
      Vehicles                                                1,121,555        937,025
      Equipment                                               1,381,043      1,377,834
      Furniture and fixtures                                     36,867         26,439
      Tools                                                      50,011         49,546
                                                             ----------     ----------
                                                              2,589,476      2,390,844
      Less accumulated depreciation                           1,279,317        977,753
                                                             ----------     ----------
                                                              1,310,159      1,413,091
                                                             ----------     ----------

                                                             $5,514,153     $5,260,254
                                                             ==========     ==========





See Notes to Financial Statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                     1997             1996
                                                     ----             ----

CURRENT LIABILITIES
      Notes payable to bank                        $     --       $  390,000
      Current maturities of long-term debt            192,150        221,907
      Checks issued in process of clearing            418,092        301,377
      Accounts payable                                280,100        548,623
      Due to related parties                            2,468          1,810
      Accrued salaries                                350,719        274,056
      Other accrued expenses                           69,320         72,405
      Income taxes payable                             63,906         84,590
                                                   ----------     ----------
           Total Current Liabilities                1,376,755      1,894,768
                                                   ----------     ----------


LONG-TERM DEBT                                        177,395        164,106
                                                   ----------     ----------


STOCKHOLDERS' EQUITY
      Common stock, $1 par value; authorized,
           issued and outstanding 3,000 shares
           voting and 27,000 shares nonvoting          30,000         30,000
      Retained earnings                             3,930,003      3,171,380
                                                   ----------     ----------
                                                    3,960,003      3,201,380
                                                   ----------     ----------

                                                   $5,514,153     $5,260,254
                                                   ==========     ==========









See Notes to Financial Statements

                         INSTALLATION TECHNICIANS, INC.

                              STATEMENTS OF INCOME

               YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996


                                                   1997                1996
                                                   ----                ----

NET SALES                                      $ 23,190,181        $ 21,416,471

COST OF SALES                                    16,820,196          16,239,276
                                               ------------        ------------

GROSS PROFIT                                      6,369,985           5,177,195

SELLING, GENERAL AND
      ADMINISTRATIVE EXPENSES                     4,342,348           3,502,570
                                               ------------        ------------

INCOME FROM OPERATIONS                            2,027,637           1,674,625
                                               ------------        ------------

OTHER INCOME (EXPENSE)
      Interest income                                14,608              17,223
      Interest expense                              (88,177)            (85,614)
      Handling charges, net                          86,333              26,762
      Other                                         102,730             171,385
                                               ------------        ------------
                                                    115,494             129,756
                                               ------------        ------------

INCOME BEFORE INCOME TAXES                        2,143,131           1,804,381

PROVISION FOR STATE INCOME TAXES                    109,508              83,000
                                               ------------        ------------

NET INCOME                                     $  2,033,623        $  1,721,381
                                               ============        ============





See Notes to Financial Statements

                         INSTALLATION TECHNICIANS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

               YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996


                                      Common             Paid-In             Retained
                                       Stock             Capital             Earnings
                                       -----             -------             --------

BALANCE, DECEMBER 30, 1995         $    30,000         $         0         $ 2,289,999

NET INCOME                                --                  --             1,721,381

DIVIDENDS                                 --                  --              (840,000)
                                   -----------         -----------         ------------

BALANCE, DECEMBER 28, 1996              30,000                   0           3,171,380

NET INCOME                                --                  --             2,033,623

DIVIDENDS                                 --                  --            (1,275,000)
                                   -----------         -----------         ------------

BALANCE, DECEMBER 27, 1997         $    30,000         $         0         $ 3,930,003
                                   ===========         ===========         ============






See Notes to Financial Statements

                         INSTALLATION TECHNICIANS, INC.

                            STATEMENTS OF CASH FLOWS

               YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996

                                                                     1997              1996
                                                                     ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                  $ 2,033,623      $ 1,721,381
      Items not requiring (providing) cash:
           Depreciation                                               489,251          453,148
           Loss (gain) on sale of property and equipment                7,260          (15,408)
      Changes in:
           Accounts receivable                                        110,107         (930,664)
           Costs and estimated earnings in excess of billings        (141,884)        (188,750)
           Prepaid expenses                                           (91,782)          (4,257)
           Deposits                                                      (605)            (823)
           Accounts payable, accrued expenses and other              (101,690)         328,810
                                                                  -----------      -----------
                 Net cash provided by operating activities          2,304,280        1,363,437
                                                                  -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from sale of property and equipment                     95,051          153,216
      Purchase of property and equipment                             (259,951)        (383,961)
      Advances to related parties                                     (18,451)         (33,758)
      Redemption of certificate of deposit                            212,017             --
      Note receivable issued by related party                        (163,722)         (50,000)
      Principal payments received on note receivable                   10,479            6,553
                                                                  -----------      -----------
                 Net cash used in investing activities               (124,577)        (307,950)
                                                                  -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Net borrowings (repayments) under
           line-of-credit agreement                                  (390,000)         220,000
      Principal payments under capital lease obligations             (138,858)         (80,933)
      Net borrowings from (repayments to) related parties                 658         (129,116)
      Proceeds from issuance of long-term debt                           --            136,000
      Principal payments on long-term debt                           (106,289)        (356,769)
      Dividends paid                                               (1,275,000)        (840,000)
                                                                  -----------      -----------
                 Net cash used in financing activities             (1,909,489)      (1,050,818)
                                                                  -----------      -----------

INCREASE IN CASH AND CASH EQUIVALENTS                                 270,214            4,669

CASH AND CASH EQUIVALENTS,
      BEGINNING OF YEAR                                                23,674           19,005
                                                                  -----------      -----------

CASH AND CASH EQUIVALENTS,
      END OF YEAR                                                 $   293,888      $    23,674
                                                                  ===========      ===========

See Notes to Financial Statements

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 1:    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

Nature of Operations

     Installation Technicians, Inc. (ITI) is a specialty contractor with its primary revenues from providing extensions, line maintenance, service connections, installation and repair of telecommunications equipment and cable, cable splicing and technical assistance. The Company extends unsecured credit to telecommunications companies throughout the United States.

Fiscal Year

     The Company uses a 52/53 week fiscal year. The years ended on December 27, 1997 and December 28, 1996, consisted of 52 weeks each.

Property and Equipment

     Property and equipment are depreciated using the straight-line method over the estimated useful life of each asset. Lives range from three to seven years for all property and equipment.

Income Taxes

     Effective January 2, 1994, the Company, with the consent of its stockholders, elected under Section 1362 of the Internal Revenue Code to have the stockholders recognize their proportionate share of the Company's taxable income on their personal income tax returns in lieu of paying corporate income taxes. The Company and its shareholders have elected, in states where allowed, to file a corporate composite state income tax return in lieu of individual shareholder state income tax returns and pay state income taxes at the corporate level.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES (Continued)

Revenue Recognition

     Bid job revenue is recorded on the basis of the Company's estimates of the percentage-of-completion of individual contracts. The contract costs and the estimated profit are accrued based on the ratio of labor hours to date to total estimated labor hours, except that projected job losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over several months, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts become known. In general, the company bills the customer on the same basis as the method of determining the percentage of completion. The asset "costs and estimated earnings in excess of billing" represents revenues recognized in excess of amounts billed.


NOTE 2:    ACCOUNTS RECEIVABLE

     Accounts receivable at December 27, 1997 and December 28, 1996, consist of the following:

                                                       1997               1996
                                                       ----               ----

Contract billings                                    $3,125,117       $3,030,747
Retainage                                                39,554          238,796
Other receivables                                          --              5,235
                                                     ----------       ----------
                                                      3,164,671        3,274,778
Less allowance for doubtful accounts                     12,000           12,000
                                                     ----------       ----------

Accounts receivable                                  $3,152,671       $3,262,778
                                                     ==========       ==========


NOTE 3:    COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     The accompanying balance sheets include costs and estimated earnings on contracts in progress, net of progress billings as follows:

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 3:           COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS
                  (Continued)

                                                             1997         1996
                                                             ----         ----

Costs incurred on contracts in progress                    $313,151     $226,864
Estimated earnings thereon                                  110,010       55,305
                                                           --------     --------
                                                            423,161      282,169
Less billings to date                                        92,527       93,419
                                                           --------     --------

Costs and estimated earnings in excess of billings         $330,634     $188,750
                                                           ========     ========


NOTE 4:    LINE OF CREDIT

     The Company has a revolving line of credit with NationsBank. The line of credit for $1,500,000 expired July 1, 1997, and was renewed as a $2,000,000 line of credit, which expires July 1, 1998. Interest on advances is computed at the prime rate and is secured by substantially all corporate assets and is renewable annually. As of December 27, 1997 and December 28, 1996, there was $-0- and $390,000, respectively, outstanding under the lines of credit.

     In connection with the above line of credit, the Company is required to maintain certain financial conditions, which includes dividend payment restrictions equal to the sum of $300,000 plus shareholders' income tax obligations.

     The Company also has a multiple advance term note with NationsBank for $500,000 for equipment purchases payable monthly, due on July 1, 2000. Interest on advances is computed at the bank's corporate base interest rate and is secured by all equipment owned by the Company. As of December 27, 1997 and December 28, 1996, there was $-0- outstanding under this note.

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 5:   LONG-TERM DEBT

                                                       1997              1996
                                                       ----              ----

Notes payable, bank (A)                              $ 30,349           $121,075
Notes payable, bank (B)                                  --               15,596
Notes payable, autos (C)                              339,196            249,342
                                                     --------           --------
                                                      369,545            386,013
Less current maturities                               192,150            221,907
                                                     --------           --------

                                                     $177,395           $164,106
                                                     ========           ========

         Aggregate annual maturities of long-term debt at December 27, 1997, are:

                        1997                      $    192,150
                        1998                           124,191
                        1999                            53,204
                                                    ----------

                                                  $    369,545
                                                    ==========

(A) NationsBank -- three notes due January 18, 1997 through May 8, 1998; payable in monthly installments ranging from $3,000 to $6,222 for a total monthly payment of $12,722, payments include interest ranging from 9% to 10%; secured by substantially all corporate assets.

(B) Capital Bank of Columbia -- a note payable due March 25, 1997; payable in monthly installments of $10,206; payments include interest of 7%; secured by specific equipment.

(C) Ford Motor Credit -- thirty-two notes due April 26, 1997 through November 29, 2000; payable in monthly installments ranging from $348 to $1,083 for a total monthly payment of $18,610; payments include interest ranging from 2.9% to 9.5%; secured by specific vehicles.

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 6:    LEASES

Operating

     The Company leases office space from a corporation 60% owned by Company shareholders under an operating lease, which expires December 31, 2001. Rent expense for the years ended December 27, 1997 and December 28, 1996, was $60,600 and $48,000, respectively.

     The Company also leases corporate offices from another related party on a month-to-month lease. Rental expense for these offices for the years ended December 27, 1997 and December 28, 1996, was $24,000 each year.

     The Company also rented office space during 1997 and 1996 at two job locations. Rental expense for these offices for the years ended December 27, 1997 and December 28, 1996, was $58,900 and $35,536, respectively.

     Total rent expense amounted to $146,668 and $133,787 for the years ended December 27, 1997 and December 28, 1996, respectively.

     Future minimum lease payments assuming continuation of related party month-to-month leases at December 27, 1997, were:

                        1998                  $     72,628
                        1999                        68,880
                        2000                        60,600
                        2001                        60,600
                                                ----------

                                              $    262,708
                                                ==========


NOTE 7:   RELATED PARTY TRANSACTIONS

     On March 1, 1996, the Company entered into a $50,000 note receivable with a related company which is 60% owned by the stockholders of the Company. This note is payable in monthly payments of $1,042 including interest at 8% with the final payment due January 1, 2001.

                         INSTALLATION TECHNICIANS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 27, 1997 AND DECEMBER 28, 1996


NOTE 7:    RELATED PARTY TRANSACTIONS (Continued)

         The Company agreed to advance funds for a building addition to the office space leased from a related company which is 60% owned by stockholders of the Company. These advances totaled $163,722 for the year ended December 27, 1997. The related party plans to obtain financing from an independent party to reimburse the Company during 1998.

         See Note 6 for other related party transactions.


NOTE 8:     INCOME TAXES

State Income Tax Provision

         The provision for income taxes consists of composite state income taxes paid on behalf of the Company's shareholders:

                                                     1997           1996
                                                     ----           ----

     Taxes currently payable                   $    109,508      $    83,000
                                               ============      ===========


NOTE 9:     STOCK REDEMPTION AGREEMENT

     In the event of a stockholder's death or desire to dispose of stock, the Company has the first option to redeem such stock. Stock not redeemed by the Company may be purchased by the remaining shareholders.


NOTE 10:    EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution employee 401(k) retirement plan covering substantially all employees. Employees may contribute a portion of their annual compensation not to exceed the maximum allowable 401(k) contribution limit.

NOTE 11:    ADDITIONAL CASH FLOW INFORMATION

                                                            1997         1996
                                                            ----         ----

Noncash Investing and Financing Activities
      Long-term debt incurred for equipment             $  228,679     $ 215,832

Additional Cash Payment Information
      Interest paid                                     $   88,177     $ 101,371
      Income taxes paid                                 $   49,926     $  58,577



NOTE 12:    SUBSEQUENT EVENT

     On February 23, 1998, the Company and a related entity entered into merger agreements to become wholly-owned subsidiaries of Dycom Industries, Inc., a Florida-based provider of engineering, construction and maintenance services to telecommunications providers. The transaction is expected to be completed in the second calendar quarter of 1998.

                                 CABLE COM, INC.
                               Accountants' Report
                            and Financial Statements

                                December 26, 1997
                              and December 27, 1996

                         Independent Accountants' Report


Board of Directors
Cable Com, Inc.
Atlanta, Georgia


     We have audited the accompanying balance sheets of CABLE COM, INC. as of December 26, 1997 and December 27, 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CABLE COM, INC. as of December 26, 1997 and December 27, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Baird, Kurtz & Dobson

Springfield, Missouri
February 6, 1998, except for Note 14, as to which the date is February 23, 1998

                                 CABLE COM, INC.

                                 BALANCE SHEETS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996


                                     ASSETS


                                                      1997              1996
                                                      ----              ----

CURRENT ASSETS
   Cash                                            $   343,553       $   115,015
   Accounts receivable, less allowance
       for doubtful accounts of $2,500               9,260,551         5,995,510
   Costs and estimated earnings in
       excess of billings                            1,253,934           669,158
   Due from employees                                   57,732           100,400
   Due from related parties                             30,533               627
   Prepaid expenses                                     74,923           330,855
                                                   -----------       -----------
          Total Current Assets                      11,021,226         7,211,565
                                                   -----------       -----------

DUE FROM RELATED PARTY                                    --             266,342
                                                   -----------       -----------

PROPERTY AND EQUIPMENT, At Cost
   Vehicles                                          9,386,517         7,696,920
   Machinery and equipment                           5,214,003         5,057,013
   Tools and safety supplies                           878,526         1,176,338
   Furniture and fixtures                              216,777           327,171
   Leasehold improvements                              112,016           102,399
                                                   -----------       -----------
                                                    15,807,839        14,359,841
   Less accumulated depreciation
       and amortization                              7,899,797         6,488,480
                                                   -----------       -----------
                                                     7,908,042         7,871,361
                                                   -----------       -----------
OTHER ASSETS
   Restricted Cash                                     175,187           145,000
   Deposits                                             48,469            57,854
                                                   -----------       -----------
                                                       223,656           202,854
                                                   -----------       -----------

                                                   $19,152,924       $15,552,122
                                                   ===========       ===========

  See Notes to Financial Statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       1997              1996
                                                       ----              ----

CURRENT LIABILITIES
   Current maturities of long-term debt             $ 2,140,987      $ 1,953,920
   Accounts payable                                   4,371,764        2,962,919
   Other accrued expenses                               831,807          321,756
   Income taxes payable                                 103,691           15,328
                                                    -----------      -----------
          Total Current Liabilities                   7,448,249        5,253,923
                                                    -----------      -----------



LONG-TERM DEBT                                        4,425,221        5,951,475
                                                    -----------      -----------



DEFERRED COMPENSATION                                   175,187          145,000
                                                    -----------      -----------



STOCKHOLDERS' EQUITY
   Common stock,
       $.01 par value; 3,000 shares
       voting and 27,000 shares nonvoting
       authorized, issued and outstanding;                  300              300
   Additional paid-in capital                           818,665          818,665
   Retained earnings                                  6,285,302        3,382,759
                                                    -----------      -----------
                                                      7,104,267        4,201,724
                                                    -----------      -----------

                                                    $19,152,924      $15,552,122
                                                    ===========      ===========

See Notes to Financial Statements

                                 CABLE COM, INC.

                              STATEMENTS OF INCOME

               YEARS ENDED DECEMBER 26, 1997 AND DECEMBER 27, 1996



                                                    1997                1996
                                                    ----                ----

NET SALES                                      $ 53,461,943        $ 33,748,237

COST OF SALES                                    45,351,264          30,313,044
                                               ------------        ------------

GROSS PROFIT                                      8,110,679           3,435,193

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                        2,525,679           1,686,399
                                               ------------        ------------

INCOME FROM OPERATIONS                            5,585,000           1,748,794
                                               ------------        ------------

OTHER INCOME (EXPENSE)
   Interest expense                                (605,531)           (535,319)
   Service charge income                              4,308                 342
   Miscellaneous income                              38,654              55,396
                                               ------------        ------------
                                                   (562,569)           (479,581)
                                               ------------        ------------

INCOME BEFORE INCOME TAXES                        5,022,431           1,269,213

PROVISION FOR STATE INCOME TAXES                    144,888              65,000
                                               ------------        ------------

NET INCOME                                     $  4,877,543        $  1,204,213
                                               ============        ============








  See Notes to Financial Statements

                                 CABLE COM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

               YEARS ENDED DECEMBER 26, 1997 AND DECEMBER 27, 1996



                                                           Additional
                                      Common                Paid-In          Retained
                                      Stock                 Capital          Earnings
                                      -----                 -------          --------

BALANCE, DECEMBER 29, 1995         $       300         $   818,665         $ 3,408,546

NET INCOME                                --                  --             1,204,213

DIVIDENDS                                 --                  --            (1,230,000)
                                   -----------         -----------         -----------

BALANCE, DECEMBER 27, 1996                 300             818,665           3,382,759

NET INCOME                                --                  --             4,877,543

DIVIDENDS                                 --                  --            (1,975,000)
                                   -----------         -----------         -----------

BALANCE, DECEMBER 26, 1997         $       300         $   818,665         $ 6,285,302
                                   ===========         ===========         ===========











See Notes to Financial Statements

                                 CABLE COM, INC.

                            STATEMENTS OF CASH FLOWS

               YEARS ENDED DECEMBER 26, 1997 AND DECEMBER 27, 1996


                                                             1997             1996
                                                             ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES                     $ 4,877,543      $ 1,204,213
   Net income
   Items not requiring cash:
       Depreciation and amortization                       2,843,928        2,430,466
       Loss on sale of fixed assets                           94,502           89,339
   Changes in:
       Accounts receivable                                (3,265,041)      (1,393,216)
       Costs and estimated earnings in excess
           of billings                                      (584,776)        (669,158)
       Prepaid expenses and other                            265,317         (146,262)
       Accounts payable and accrued expenses               2,007,259          892,948
                                                         -----------      -----------
           Net cash provided by operating activities       6,238,732        2,408,330
                                                         -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of fixed assets                        193,906          372,447
   Purchase of fixed assets                               (1,622,037)      (2,639,309)
   (Advances to) repayments from related parties              12,762          (32,454)
   Notes receivable issued to related party                  266,342         (266,342)
                                                         -----------      -----------
       Net cash used in investing activities              (1,149,027)      (2,565,658)
                                                         -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net payments under line-of-credit agreement              (720,000)      (1,730,000)
   Dividends paid                                         (1,975,000)      (1,230,000)
   Proceeds from issuance of long-term debt                     --          7,030,000
   Principal payments on long-term debt                   (2,166,167)      (3,813,569)
                                                         -----------      -----------
       Net cash provided by (used in)
           financing activities                           (4,861,167)         256,431
                                                         -----------      -----------

INCREASE IN CASH                                             228,538           99,103

CASH, BEGINNING OF YEAR                                      115,015           15,912
                                                         -----------      -----------

CASH, END OF YEAR                                        $   343,553      $   115,015
                                                         ===========      ===========

See Notes to Financial Statements

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996


NOTE 1:    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

Nature of Operations

     Cable Com, Inc. is a specialty contractor and its revenues are predominately earned from providing installation of telecommunications broad band and other cable and equipment on a contract basis. The Company extends unsecured credit to CATV and telephone companies throughout the United States.

Fiscal Year

     The Company's normal fiscal year consists of a 52/53 week time period. The Company's fiscal periods ended on December 26, 1997 and December 27, 1996, consisted of 52 weeks each.

Property and Equipment

     Property and equipment are depreciated using the straight-line method over the estimated useful life of each asset. Lives range from five to seven years for all property and equipment.

Income Taxes

     Effective May 1, 1994, the Company, with the consent of its stockholders, elected under Section 1362 of the Internal Revenue Code to have the stockholders recognize their proportionate share of the Company's taxable income on their personal income tax returns in lieu of paying corporate income taxes. The Company and its shareholders have elected in states where allowed to file corporate composite state income tax returns in lieu of individual shareholder state income tax returns and pay state income taxes at the corporate level.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996



NOTE 1:      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES (Continued)

Revenue Recognition

     Bid job revenue is recorded on the basis of the Company's estimates of the percentage-of-completion of individual contracts. The contract costs and the estimated profit are accrued based on the ratio of units completed to date to total estimated units, except that projected job losses are provided for in their entirety without reference to percentage-of-completion. As contracts can extend over several months, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which facts become known. In general, the Company bills the customer on the same basis as the method of determining the percentage-of-completion. The asset, "Costs and estimated earnings in excess of billings" represents revenues recognized in excess of amounts billed.


NOTE 2:     ACCOUNTS RECEIVABLE

     Accounts receivable at December 26, 1997 and December 27, 1996, consist of the following:


                                                        1997             1996
                                                        ----             ----

Contract billings                                    $7,085,526       $4,672,109
Retainage                                             1,919,228        1,148,762
Other receivables                                       258,297          177,139
                                                     ----------       ----------
                                                      9,263,051        5,998,010
Less allowance for doubtful accounts                      2,500            2,500
                                                     ----------       ----------

Accounts receivable                                  $9,260,551       $5,995,510
                                                     ==========       ==========


NOTE 3:     COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     The accompanying balance sheets include costs and estimated earnings on contracts in progress, net of progress billings as follows:

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996


NOTE 3:    COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS
           (Continued)


                                                        1997             1996
                                                        ----             ----

Costs incurred on contracts in progress             $31,809,737      $ 6,253,707
Estimated earnings thereon                            6,826,883          170,589
                                                    -----------      -----------
                                                     38,636,620        6,424,296
Less billings to date                                37,382,686        5,755,138
                                                    -----------      -----------

Costs and estimated earnings in excess of
   billings                                         $ 1,253,934      $   669,158
                                                    ===========      ===========

NOTE 4:    LINE OF CREDIT

     The Company had a revolving line of credit with NationsBank totaling $4,500,000 as of January 1, 1996, which expired May 1, 1996. On July 1, 1996, this line of credit was renewed through January 31, 1998. On July 1, 1997, the line of credit was renewed for $5,200,000 through January 31, 1999. Interest on advances is computed at the prime rate and is secured by substantially all corporate assets. As of December 26, 1997 and December 27, 1996, there was $2,570,000 and $3,290,000, respectively, outstanding under the line of credit. The entire balance is included in long-term debt in accordance with its repayment terms as of December 26, 1997 and December 27, 1996, (see Note 3).

     In connection with the above line of credit, the Company is required to maintain certain financial conditions, which includes dividend payment restrictions equal to the Company's annual earnings. The line is also secured by the personal guarantee of each of the three major shareholders.

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996



NOTE 5:    LONG-TERM DEBT

     Long-term debt consists of the following:


                                                       1997               1996
                                                       ----               ----
Note payable, bank (A)                              $  639,941        $  947,519
Note payable, bank (B)                               1,565,630         2,412,135
Line of credit (C)                                   2,570,000         3,290,000
Installment notes payable (D)                          719,251           794,807
Installment notes payable (E)                          781,107              --
Capital lease obligations (Note 4)                     290,279           460,934
                                                    ----------        ----------
                                                     6,566,208         7,905,395
Less current maturities                              2,140,987         1,953,920
                                                    ----------        ----------
                                                    $4,425,221        $5,951,475
                                                    ==========        ==========

Aggregate annual maturities of long-term debt at December 26, 1997, are:


                               1998                   $   2,140,987
                               1999                       4,120,864
                               2000                         304,357
                                                      -------------
                                                      $   6,566,208
                                                      =============

(A) NationsBank - due July 1, 2000; payable $31,540 monthly including interest at 8.58%; secured by specific pieces of personal property.

(B) NationsBank - due August 1, 1999; payable $84,760 monthly including interest at 8.75%; secured by substantially all corporate assets.

(C) NationsBank - due January 31, 1999; $5,200,000 line of credit secured by substantially all corporate assets.

(D) Installment notes on specific pieces of equipment; due February 1996 through December 1999; payable in monthly installments including interest at rates ranging from 6.68% to 10%; secured by such equipment.

(E) Installment notes on specific vehicles; due October 1999 through December 2000; payable in monthly installments including interest at 2.3% plus the current LIBOR rate; secured by such vehicles and guaranteed by the three major shareholders.

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996



NOTE 6:  LEASES

Operating

     The Company has noncancellable operating leases for various offices and warehouses expiring in various years through 2001. The Company also leased equipment under month-to-month operating leases at various times throughout the periods. Rental expense amounted to $981,720 and $833,956 for the periods ended December 26, 1997 and December 27, 1996, respectively.

     Future minimum lease payments at December 26, 1997, were:


              1998                                      $    121,196
              1999                                            72,707
              2000                                            47,760
              2001                                            47,760
                                                        ------------

              Future minimum lease payments             $    289,423
                                                        ============

     The Company leases office space from a corporation 60% owned by Company shareholders under an operating lease which expires December 31, 2001. Rent expense for the year ended December 26, 1997, and the period August 1 through December 27, 1996, was $47,760 and $19,900, respectively.

Capital

     Capital lease obligations shown in long-term debt (Note 3) consisted of leases of vehicles and equipment expiring at various dates through 1999.

     Property and equipment include the following property under capital leases as of December 26, 1997 and December 27, 1996.


                                                      1997              1996
                                                      ----              ----

       Vehicles and equipment                   $   593,208       $    907,924
       Less accumulated depreciation                155,214            374,664
                                                -----------       ------------

                                                $   437,994       $    533,260
                                                ===========       ============

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996



NOTE 6:  LEASES (Continued)

     Future minimum lease payments as of December 26, 1997, were:


    1998                                                    $    279,173
    1999                                                          30,222
                                                            ------------
    Future minimum lease payments                                309,395
    Less amount representing interest                             19,116
                                                            ------------
    Present value of future minimum lease payments               290,279
    Less current maturities                                      262,425
                                                            ------------
    Noncurrent portion                                      $     27,854
                                                            ============


NOTE 7:  RELATED PARTY TRANSACTIONS

     The Company had a short-term receivable from a related company owned by the Company's stockholders, in the amount of $30,533 and $627 at December 26, 1997 and December 27, 1996, respectively.

     The Company has made travel and relocation advances to employees which total $57,732 and $100,400 at December 26, 1997 and December 27, 1996,
respectively.

     During 1996 the Company advanced funds totaling $266,342 to a related company which is owned by the stockholders of the Company. During 1997 the Company received full payment, therefore, the balance at December 26, 1997, is zero.

     See Note 6 for other related party transactions.


NOTE 8:   INCOME TAXES

State Income Tax Provision

     The provision for state income taxes consists of composite state income taxes paid on behalf of the Company's shareholders:


                                                   1997                 1996
                                                   ----                 ----

       State taxes currently payable           $    144,888       $    65,000
                                               ============       ===========

                                 CABLE COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 26, 1997 AND DECEMBER 27, 1996


NOTE 9:    STOCK REDEMPTION AGREEMENT

     In the event of a stockholder's death or desire to dispose of Company stock, the Company has the first option to redeem such stock. Stock not redeemed by the Company may be purchased by the remaining shareholders.


NOTE 10:    EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution employee 401(k) retirement plan covering substantially all employees. Employees may contribute a portion of their annual compensation not to exceed the maximum allowable 401(k) contribution limit. The Company matches contributions equal to 25% of the employees' contribution up to a maximum employee contribution of 5% of compensation. The Company contributed $70,173 and $46,209 in 1997 and 1996, respectively.


NOTE 11:     DEFERRED COMPENSATION AGREEMENT

     The Company has a deferred compensation agreement with certain key employees which provides payments based on a payment schedule to be determined by the Company. Expense for 1997 and 1996 was $0. The employees covered by the deferred compensation agreement are fully vested in the amounts accrued prior to curtailment of contributions to the plan in 1996.

     The restricted cash represents funds designated by the Company and held in a grantor trust to facilitate payments related to the deferred compensation agreement.


NOTE 12:      SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Revenues from Customers

     Approximately 60% of the Company's sales for 1997 were to two customers and approximately 56% of the Company's sales for 1996 were to two customers.

NOTE 13:    ADDITIONAL CASH FLOW INFORMATION


                                                              1997            1996
                                                              ----            ----
Noncash Investing and Financing Activities
   Capital lease obligation incurred for
       property and equipment                               $     --       $  301,064
   Debt incurred for purchase of property and equipment     $1,546,980     $  345,488

Additional Cash Payment Information
   Interest paid                                            $  591,628     $  543,031
   Income taxes paid                                        $  101,224     $  131,426


NOTE 14:    SUBSEQUENT EVENT

     On February 23, 1998, the Company and a related entity entered into merger agreements to become wholly-owned subsidiaries of Dycom Industries, Inc., a Florida-based provider of engineering, construction and maintenance services to telecommunications providers. The transaction is expected to be completed in the second calendar quarter of 1998.

                     DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                         FINANCIAL STATEMENTS INCLUDING
                CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.


INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On February 23, 1998, Dycom Industries, Inc. ("Dycom" or the "Company") entered into merger agreements whereby Cable Com Inc. ("CCI") and Installation Technicians, Inc. ("ITI") would become wholly-owned subsidiaries of the Company. On April 6, 1998, the consummation date of such mergers, the stockholders of CCI and ITI received 1,200,000 and 600,000 shares, respectively, of Dycom's $0.33 1/3 par value common stock. Dycom is accounting for the acquisitions as a pooling of interests.

The following unaudited pro forma combined consolidated financial statements give effect to the mergers on a pooling of interests basis. The unaudited pro forma combined financial statements are based on the respective historical financial statements of Dycom, CCI and ITI. In addition, the unaudited pro forma combined consolidated financial statements reflects CCI's and ITI's adoption of Dycom's fiscal year end of July 31 for all periods presented.

The unaudited pro forma combined consolidated balance sheet assumes that the acquisitions took place on January 31, 1998 and combines Dycom's January 31, 1998 unaudited consolidated balance sheet with CCI's and ITI's January 31, 1998 unaudited balance sheet. The unaudited pro forma combined consolidated statements of operations assume that the acquisition took place as of the beginning of the periods presented and combine Dycom's unaudited consolidated statements of operations for the six months ended January 31, 1998 and 1997 and for the fiscal years ended July 31, 1997, 1996, and 1995 with CCI's and ITI's unaudited results of operations for the same periods. This presentation is consistent with the periods expected to be combined after the date of the closing of the acquisitions.

The unaudited pro forma combined consolidated financial statements are based on the estimates and assumptions set forth in the notes to these statements. The pro forma adjustments made in connection with the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
CABLECOM INC. AND INSTALLATION TECHNICIANS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
January 31, 1998

                                                                                                Pro Forma         Pro Forma
                                          Dycom               CCI               ITI            Adjustments         Combined
                                       ------------       ------------      ------------       ------------       ------------
 ASSETS
 CURRENT ASSETS:
 Cash and equivalents                  $ 29,454,502      $   (943,884)      $   (226,041)      $                 $ 28,284,577
 Accounts receivable, net                34,927,156         7,702,918          3,112,000                           45,742,074
 Costs and estimated earnings
  in excess of billings                  11,424,220         1,577,201            436,918                           13,438,339
 Deferred income taxes, net               2,114,249                                                 114,243         2,228,492
 Other current assets                     1,800,469           311,161             61,878                            2,173,508
                                       ------------      ------------       ------------       ------------      ------------
 Total current assets                    79,720,596         8,647,396          3,384,755            114,243        91,866,990
                                       ------------      ------------       ------------       ------------      ------------
 PROPERTY AND EQUIPMENT, net             29,833,292         8,108,213          1,365,350                           39,306,855

 OTHER ASSETS:
 Intangible assets, net                   4,606,813                                                                 4,606,814
 Deferred tax assets, net                   304,980                                                (304,980)
 Other                                      368,468           264,964                                                 633,431
                                       ------------      ------------       ------------       ------------      ------------
 Total other assets                       5,280,261           264,964                              (304,980)        5,240,245
                                       ------------      ------------       ------------       ------------      ------------
 TOTAL                                 $114,834,149      $ 17,020,573       $  4,750,105       $   (190,737)     $136,414,090
                                       ============      ============       ============       ============      ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable                      $  6,195,512      $  3,493,876       $    329,485       $                 $ 10,018,873
 Notes payable                            3,785,645         2,591,621            192,150                            6,569,416
 Billings in excess of costs
  and estimated earnings
 Accrued self-insured claims              1,712,575                                                                 1,712,575
 Income taxes payable                        20,061           103,691             63,906                              187,658
 Other accrued liabilities                9,716,462           973,683            463,516            905,000        12,058,661
                                       ------------      ------------       ------------       ------------      ------------
 Total current liabilities               21,430,255         7,162,871          1,049,057            905,000        30,547,183
 NOTES PAYABLE                            9,135,675         3,815,320            219,896                           13,170,891
 ACCRUED SELF-INSURED CLAIMS              6,426,246                                                                 6,426,246
 DEFERRED TAX LIABILITY, NET                                                                        381,928           381,928
                                       ------------      ------------       ------------       ------------      ------------
 Total liabilities                       36,992,176        10,978,191          1,268,953          1,286,928        50,526,248
                                       ------------      ------------       ------------       ------------      ------------
 STOCKHOLDERS' EQUITY:
 Preferred stock
 Common stock                             4,294,357               300             30,000            569,700         4,894,357
 Additional paid-in capital              62,077,025           818,665                              (569,700)       62,325,990
 Retained (deficit) earnings             11,470,591         5,223,417          3,451,152         (1,477,665)       18,667,495
                                       ------------      ------------       ------------       ------------      ------------
 Total shareholders' equity              77,841,973         6,042,382          3,481,152         (1,477,665)       85,887,842
                                       ------------      ------------       ------------       ------------      ------------
 TOTAL                                 $114,834,149      $ 17,020,573       $  4,750,105       $   (190,737)     $136,414,090
                                       ============      ============       ============       ============      ============

 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE SIX MONTHS ENDED JANUARY 31, 1998

                                                                                                Pro Forma         Pro Forma
                                          Dycom              CCI                ITI            Adjustments         Combined
                                       ------------      ------------       ------------       ------------      ------------
 REVENUES:
 Contract revenues earned              $132,422,006      $ 26,899,783       $ 12,491,303       $                 $171,813,092
 Other, net                                 994,038           (65,977)           155,943                            1,084,004
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  133,416,044        26,833,806         12,647,246                          172,897,096
                                       ------------      ------------       ------------       ------------      ------------
 EXPENSES:
 Costs of earned revenue
  excluding depreciation                103,980,781        21,991,305         10,339,803                          136,311,889
 General and administrative              13,287,851           513,197            805,794                           14,606,842
 Depreciation and amortization            4,564,968         1,494,222            264,181                            6,323,371
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  121,833,600        23,998,724         11,409,778                          157,242,102
                                       ------------      ------------       ------------       ------------      ------------
 INCOME BEFORE INCOME TAXES              11,582,444         2,835,082          1,237,468                           15,654,994
 PROVISION FOR INCOME TAXES               4,819,783           123,388            108,165                            5,051,336
                                       ------------      ------------       ------------       ------------      ------------
 NET INCOME                            $  6,762,661      $  2,711,694       $  1,129,303       $                 $ 10,603,658
                                       ============      ============       ============       ============      ============
 EARNINGS PER COMMON SHARE:
    Basic                              $       0.58                                                              $       0.78
                                       ============                                                              ============
    Diluted                            $       0.57                                                              $       0.77
                                       ============                                                              ============


 SUPPLEMENTARY PRO FORMA FINANCIAL INFORMATION:

 HISTORICAL PRO FORMA NET INCOME                                                                                 $ 10,603,658
 PRO FORMA ADJUSTMENTS TO INCOME TAX PROVISION                                                                      1,463,496
                                                                                                                 ------------
 PRO FORMA NET INCOME                                                                                            $  9,140,162
                                                                                                                 ============
 EARNINGS PER COMMON SHARE:
    Basic                                                                                                        $       0.67
                                                                                                                 ============
    Diluted                                                                                                      $       0.67
                                                                                                                 ============
 SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
    Basic                                11,741,418                                                                13,541,418
                                       ============                                                              ============
    Diluted                              11,928,690                                                                13,728,690
                                       ============                                                              ============




 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE SIX MONTHS ENDED JANUARY 31, 1997

                                                                                                Pro Forma         Pro Forma
                                          Dycom              CCI                ITI            Adjustments         Combined
                                       ------------      ------------       ------------       ------------      ------------
 REVENUES:
 Contract revenues earned              $113,450,390      $ 18,055,589       $ 12,087,141       $                 $143,593,120
 Other, net                                 239,333            13,065            163,396                              415,794
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  113,689,723        18,068,654         12,250,537                          144,008,914
                                       ------------      ------------       ------------       ------------      ------------
 EXPENSES:
 Costs of earned revenue
  excluding depreciation                 91,264,570        15,275,967         10,244,214                          116,784,751
 General and administrative              10,755,628         1,145,477            618,682                           12,519,787
 Depreciation and amortization           4,112,878          1,277,629            222,577                            5,613,084
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  106,133,076        17,699,073         11,085,473                          134,917,622
                                       ------------      ------------       ------------       ------------      ------------
 INCOME BEFORE INCOME TAXES               7,556,647           369,581          1,165,064                            9,091,292
 PROVISION FOR INCOME TAXES               3,006,440            29,522             83,119                            3,119,081
                                       ------------      ------------       ------------       ------------      ------------
 NET INCOME                            $  4,550,207      $    340,059       $  1,081,945       $                 $  5,972,211
                                       ============      ============       =============      ============      ============
 EARNINGS PER COMMON SHARE:
    Basic                              $       0.42                                                              $       0.48
                                       ============                                                              ============
    Diluted                            $       0.42                                                              $       0.47
                                       ============                                                              ============


 SUPPLEMENTARY PRO FORMA FINANCIAL INFORMATION:

 HISTORICAL PRO FORMA NET INCOME                                                                                 $  5,972,211
 PRO FORMA ADJUSTMENTS TO INCOME TAX PROVISION                                                                        589,354
                                                                                                                 ------------
 PRO FORMA NET INCOME                                                                                            $  5,382,857
                                                                                                                 ============
 EARNINGS PER COMMON SHARE:
    Basic                                                                                                        $       0.43
                                                                                                                 ============
    Diluted                                                                                                      $       0.42
                                                                                                                 ============
 SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
    Basic                                10,726,173                                                                12,526,173
                                       ============                                                              ============
           Diluted                       10,940,009                                                                12,740,009
                                       ============                                                              ============



 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED JULY 31, 1997

                                                                                                Pro Forma         Pro Forma
                                          Dycom              CCI                ITI            Adjustments         Combined
                                       ------------      ------------       ------------       ------------      ------------
 REVENUES:
 Contract revenues earned              $242,957,932      $ 45,188,676       $ 23,091,500       $                 $311,238,108
 Other, net                                 965,549             3,043            212,658                            1,181,250
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  243,923,481        45,191,719         23,304,158                          312,419,358
                                       ------------      ------------       ------------       ------------      ------------
 EXPENSES:
 Costs of earned revenue
  excluding depreciation                192,412,439        36,342,482         19,388,489                          248,143,410
 General and administrative              23,779,913         3,530,956          1,380,095                           28,690,964
 Depreciation and amortization            8,689,611         2,669,087            455,879                           11,814,577
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  224,881,963        42,542,525         21,224,463                          288,648,951
                                       ------------      ------------       ------------       ------------      ------------
 INCOME BEFORE INCOME TAXES              19,041,518         2,649,194          2,079,695                           23,770,407
 PROVISION FOR INCOME TAXES               7,822,710            51,022             83,119                            7,956,851
                                       ------------      ------------       ------------       ------------      ------------
 NET INCOME                            $ 11,218,808      $  2,598,172       $  1,996,576       $                 $ 15,813,556
                                       ============      ============       ============       ============      ============
 EARNINGS PER COMMON SHARE:
    Basic                              $       1.04                                                              $       1.26
                                       ============                                                              ============
    Diluted                            $       1.02                                                              $       1.24
                                       ============                                                              ============


 SUPPLEMENTARY PRO FORMA FINANCIAL INFORMATION:

 HISTORICAL PRO FORMA NET INCOME                                                                                 $ 15,813,556
 PRO FORMA ADJUSTMENTS TO INCOME TAX PROVISION                                                                      1,884,230
                                                                                                                 ------------
 PRO FORMA NET INCOME                                                                                            $ 13,929,326
                                                                                                                 ============
 EARNINGS PER COMMON SHARE:
    Basic                                                                                                        $       1.11
                                                                                                                 ============
    Diluted                                                                                                      $       1.09
                                                                                                                 ============
 SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
    Basic                                10,775,991                                                                12,575,991
                                       ============                                                              ============
           Diluted                       10,948,689                                                                12,748,689
                                       ============                                                              ============



 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED JULY 31, 1996

                                                                                                Pro Forma         Pro Forma
                                          Dycom              CCI                ITI            Adjustments         Combined
                                       ------------      ------------       ------------       ------------      ------------
 REVENUES:
 Contract revenues earned              $194,053,617      $ 33,005,455       $ 18,877,991       $                 $245,937,063
 Other, net                               1,206,624            33,456            118,448                            1,358,528
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  195,260,241        33,038,911         18,996,439                          247,295,591
                                       ------------      ------------       ------------       ------------      ------------
 EXPENSES:
 Costs of earned revenue
  excluding depreciation                155,769,390        27,838,432         15,616,229                          199,224,051
 General and administrative              20,485,022         1,645,928          1,451,788                           23,582,738
 Depreciation and amortization            7,624,395         2,382,369            427,225                           10,433,989
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  183,878,807        31,866,729         17,495,242                          233,240,778
                                       ------------      ------------       ------------       ------------      ------------
 INCOME BEFORE INCOME TAXES              11,381,434         1,172,182          1,501,197                           14,054,813
 PROVISION FOR INCOME TAXES               3,717,576           273,686            141,224                            4,132,486
                                       ------------      ------------       ------------       ------------      ------------
 NET INCOME                            $  7,663,858      $    898,496       $  1,359,973       $                 $  9,922,327
                                       ============      ============       =============      ============      ============
 EARNINGS PER COMMON SHARE:
    Basic                              $       0.72                                                              $       0.80
                                       ============                                                              ============
    Diluted                            $       0.71                                                              $       0.78
                                       ============                                                              ============


 SUPPLEMENTARY PRO FORMA FINANCIAL INFORMATION:

 HISTORICAL PRO FORMA NET INCOME                                                                                 $  9,922,327
 PRO FORMA ADJUSTMENTS TO INCOME TAX PROVISION                                                                        727,276
                                                                                                                 ------------
 PRO FORMA NET INCOME                                                                                            $  9,195,051
                                                                                                                 ============
 EARNINGS PER COMMON SHARE:
    Basic                                                                                                        $       0.74
                                                                                                                 ============
    Diluted                                                                                                      $       0.73
                                                                                                                 ============
 SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
    Basic                                10,616,376                                                                12,416,376
                                       ============                                                              ============
    Diluted                              10,859,819                                                                12,659,819
                                       ============                                                              ============



 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED JULY 31, 1995

                                                                                                Pro Forma         Pro Forma
                                          Dycom              CCI                ITI            Adjustments         Combined
                                       ------------      ------------       ------------       ------------      ------------
 REVENUES:
 Contract revenues earned              $186,956,976      $ 52,199,856       $ 14,154,001       $                 $253,310,833
 Other, net                               1,376,398           254,625            102,730                            1,733,753
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  188,333,374        52,454,481         14,256,731                          255,044,586
                                       ------------      ------------       ------------       ------------      ------------
 EXPENSES:
 Costs of earned revenue
  excluding depreciation                153,284,320        42,820,965         10,955,235                          207,060,520
 General and administrative              19,009,530         2,145,902          1,974,342                           23,129,774
 Depreciation and amortization            7,165,252         2,150,083            385,818                            9,701,153
                                       ------------      ------------       ------------       ------------      ------------
 Total                                  179,459,102        47,116,950         13,315,395                          239,891,447
                                       ------------      ------------       ------------       ------------      ------------
 INCOME BEFORE INCOME TAXES               8,874,272         5,337,531            941,336                           15,153,139
 PROVISION FOR INCOME TAXES               3,732,893            67,792                                               3,800,685
                                       ------------      ------------       ------------       ------------      ------------
 NET INCOME                            $  5,141,379      $  5,269,739       $    941,336       $                 $ 11,352,454
                                       ============      ============       ============       ============      ============
 EARNINGS PER COMMON SHARE:
    Basic                              $       0.49                                                              $       0.92
                                       ============                                                              ============
    Diluted                            $       0.49                                                              $       0.92
                                       ============                                                              ============


 SUPPLEMENTARY PRO FORMA FINANCIAL INFORMATION:

 HISTORICAL PRO FORMA NET INCOME                                                                                 $ 11,352,454
 PRO FORMA ADJUSTMENTS TO INCOME TAX PROVISION                                                                      2,542,944
                                                                                                                 ------------
 PRO FORMA NET INCOME                                                                                            $  8,809,510
                                                                                                                 ============
 EARNINGS PER COMMON SHARE:
    Basic                                                                                                        $       0.71
                                                                                                                 ============
    Diluted                                                                                                      $       0.71
                                                                                                                 ============
 SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
    Basic                                10,588,766                                                                12,388,766
                                       ============                                                              ============
    Diluted                               10,588,766                                                                12,388,766
                                       ============                                                              ============


 See notes to unaudited pro forma combined financial statements.

 DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
 CABLE COM INC. AND INSTALLATION TECHNICIANS, INC.

 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

 1.      Accounting Periods

         Prior to the acquisitions, CCI and ITI used a normal fiscal year consisting of a 52/53 week time period and as a result of the merger have adopted Dycom's fiscal year end of July 31. All periods presented reflect the adoption of such fiscal year end as of the beginning of the period.

 2.      Periods Combined

         The Dycom consolidated balance sheet as of January 31, 1998 has been combined with CCI's and ITI's balance sheet as of the same period.

 The Dycom consolidated statements of operations for the six months ended January 31, 1998 and 1997 and for the fiscal years ended July 31, 1997, 1996 and 1995, respectively, have been combined with CCI's and ITI's results of operations for the same periods.

 3.      Merger Costs

         Dycom, CCI and ITI estimate they will incur direct transaction costs of approximately $0.6 million associated with the acquisition, consisting of fees for filing with regulatory agencies, legal, accounting and other related costs. These nonrecurring costs will be charged to operations in the fiscal quarter ending April 30, 1998.

 4.      Provision for Income Taxes

         Prior to the acquisition, CCI and ITI elected under Subchapter S of the Internal Revenue Code to have the stockholders recognize their proportionate share of CCI's and ITI's taxable income on their personal income tax returns in lieu of paying corporate income tax. The supplementary pro forma financial information reflects a provision for current and deferred income taxes for all periods presented as if the corporations were included in Dycom's federal and state income tax returns.

 5.      Pro Forma Adjustments

         The consolidated balance sheet as of January 31, 1998 reflects a pro forma adjustment of $905,000 for stockholder distributions subsequent to the balance sheet date. These distributions were for payment of the 1997 tax liability associated with CCI's and ITI's taxable income recognized on the stockholders' personal income tax returns. In addition, the balance sheet reflects a pro forma adjustment of 572,665 for deferred income taxes on the difference between the accounting basis and tax basis of CCI's and ITI's assets and liabilities.

 6.      Exchange of Stock

         The Dycom shares issued in the acquisitions were in exchange for all the outstanding common stock of CCI and ITI. CCI's and ITI's capital are reclassified to reflect the par value of the Dycom shares issued in the acquisitions.

 7.      Pro Forma Net Income Per Share

         The unaudited pro forma and supplementary pro forma combined net income per common share, basic and diluted, are based upon the weighted average common shares and dilutive common stock options outstanding for each period presented adjusted for the 1,200,000 and 600,000 shares of Dycom common stock issued to the CCI and ITI shareholders, respectively.